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                                                                     Exhibit 5.1

                                           BASS, BERRY & SIMS PLC
                                  A PROFESSIONAL LIMITED LIABILITY COMPANY
                                              ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                            DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                 REPLY TO:                           AMSOUTH CENTER
      KNOXVILLE, TN 37902                      AMSOUTH CENTER               315 DEADERICK STREET, SUITE 2700
         (865) 521-6200               315 DEADERICK STREET, SUITE 2700          NASHVILLE, TN 37238-3001
                                          NASHVILLE, TN 37238-0002                   (615) 742-6200
         MEMPHIS OFFICE                        (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                      MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950               www.bassberry.com                    29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                     NASHVILLE, TN 37203-4322
         (901) 543-5900                                                              (615) 255-6161

                                  July 11, 2005

Mountain National Bancshares, Inc.
300 East Main Street
Sevierville, Tennessee 37862

      Re: Registration Statement on Form SB-2

Dear Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") filed by you with the Securities and Exchange Commission on July 11, 2005, with respect to the registration of up to 416,500 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock") of Mountain National Bancshares, Inc., a Tennessee corporation (the "Company") and warrants (the "Warrants") to purchase up to 416,500 shares of Common Stock.

      In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued, delivered and paid for as set forth in the Registration Statement, and the Warrants, when issued and delivered as set forth in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                         Sincerely,

                                         /s/  Bass, Berry & Sims PLC